                                                                  Execution Copy




                               OWOSSO CORPORATION
                             AHAB INVESTMENT COMPANY
                                   DWZM, INC.
                              THE LANDOVER COMPANY
                        MOTOR PRODUCTS-OWOSSO CORPORATION
                              SNOWMAX, INCORPORATED
                         MOTOR PRODUCTS-OHIO CORPORATION
                                   GBMC, INC.
                             STATURE ELECTRIC, INC.
                            OWOSSO MOTOR GROUP, INC.
                        ASTRO AIR ACQUISITION CORPORATION
                        SOONER TRAILER MANUFACTURING CO.
                                M.H. RHODES, INC.
                                       and
                           ASTRO AIR UK HOLDINGS, INC.

                      ------------------------------------

                                   $55,000,000



                      AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of January 22, 1999



                       -----------------------------------



                                    NBD BANK
                                       and
                         PNC BANK, NATIONAL ASSOCIATION
                                      with
                               NBD BANK, as Agent

                 Arranged by First Chicago Capital Markets, Inc.

                                TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----
ARTICLE I  DEFINITION................................................................1
         1.1    Certain Definitions..................................................1
         1.2    Other Definitions; Rules of Construction............................10

ARTICLE II  THE COMMITMENTS AND THE LOANS...........................................10
         2.1    Commitments of the Banks............................................10
         2.2    Termination and Reduction of Commitments............................10
         2.3    Fees................................................................11
         2.4    Disbursement of Loans...............................................11
         2.5    Conditions for First Disbursement...................................13
         2.6    Further Conditions for Disbursement.................................14
         2.7    Subsequent Elections as to Borrowings...............................15
         2.8    Limitation of Requests and Elections................................15
         2.9    Minimum Amounts; Limitation on Number of Borrowings.................15
         2.10   Security and Collateral.............................................16

ARTICLE III  PAYMENTS AND PREPAYMENTS OF LOANS......................................16
         3.1    Principal Payments and Prepayments..................................16
         3.2    Interest Payments...................................................16
         3.3    Payment Method......................................................17
         3.4    No Setoff or Deduction..............................................17
         3.5    Payment on Non-Business Day; Payment Computations...................17
         3.6    Additional Costs....................................................18
         3.7    Illegality and Impossibility........................................19
         3.8    Indemnification.....................................................19

ARTICLE IV  REPRESENTATIONS AND WARRANTIES..........................................19
         4.1    Corporate Existence and Power.......................................19
         4.2    Corporate Authority.................................................20
         4.3    Binding Effect......................................................20
         4.4    Subsidiaries........................................................20
         4.5    Litigation..........................................................20
         4.6    Financial Condition.................................................20
         4.7    Use of Loans........................................................21
         4.8    Consents, Etc.......................................................21
         4.9    Taxes...............................................................21
         4.10   Title to Properties.................................................22
         4.11   ERISA...............................................................22
         4.12   Environmental and Safety Matters....................................22
         4.13   Disclosure..........................................................22
         4.14   Common Enterprise...................................................22
         4.15   Year 2000...........................................................23

                                       i

Article                                                                     Page
-------                                                                     ----
ARTICLE V  COVENANTS................................................................23
         5.1    Affirmative Covenants...............................................23
         5.2    Negative Covenants..................................................27

ARTICLE VI  DEFAULT.................................................................31
         6.1    Events of Default...................................................31
         6.2    Remedies............................................................33
         6.3    Allocation of Proceeds..............................................34

ARTICLE VII  THE AGENT AND THE BANKS................................................35
         7.1    Appointment and Authorization.......................................35
         7.2    Agent and Affiliates................................................35
         7.3    Scope of Agent's Duties.............................................35
         7.4    Reliance by Agent...................................................35
         7.5    Default.............................................................36
         7.6    Liability of Agent..................................................36
         7.7    Nonreliance on Agent and Other Banks................................36
         7.8    Indemnification.....................................................36
         7.9    Resignation of Agent................................................37
         7.10   Sharing of Payments.................................................37

ARTICLE VIII  MISCELLANEOUS.........................................................38
         8.1    Amendments, Etc.....................................................38
         8.2    Notices.............................................................39
         8.3    No Waiver By Conduct; Remedies Cumulative...........................39
         8.4    Reliance on and Survival of Various Provisions......................40
         8.5    Expenses............................................................40
         8.6    Successors and Assigns..............................................40
         8.7    Counterparts........................................................43
         8.7    Counterparts........................................................43
         8.8    Governing Law.......................................................43
         8.9    Table of Contents and Headings......................................44
         8.10   Construction of Certain Provisions..................................44
         8.11   Integration and Severability........................................44
         8.12   Independence of Covenants...........................................44
         8.13   Interest Rate Limitation............................................44
         8.14   Joint and Several Obligations; Contribution Rights; Savings Clause..45
         8.15   Consents to Renewals, Modifications and Other Actions and Events....46
         8.16   Waivers, Etc........................................................47
         8.17   WAIVER OF JURY TRIAL................................................47

                                       ii

                                    EXHIBITS
Exhibit A     Pledge Agreement
Exhibit B     Revolving Credit Note
Exhibit C     Security Agreement
Exhibit D     Request for Borrowing
Exhibit E     Request for Continuation or Conversion
Exhibit F     Assignment and Acceptance


                                    SCHEDULES

Schedule 4.2 (Contravened Agreements)
Schedule 4.4 (Subsidiaries)
Schedule 5.2(e) (Indebtedness)
Schedule 5.2(f) (Liens)

                                      iii

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 22, 1999 (this "Agreement") is by and among OWOSSO CORPORATION, a Pennsylvania corporation ("Owosso"), AHAB INVESTMENT COMPANY, a Delaware corporation ("Ahab"), DWZM, INC., a Pennsylvania corporation, formerly known as DewEze Manufacturing, Inc. ("DWZM"), THE LANDOVER COMPANY, a Pennsylvania corporation, and the survivor of the merger with Snyder Industries Group, Inc., a Washington corporation ("Landover"), MOTOR PRODUCTS-OWOSSO CORPORATION, a Delaware corporation ("Motor Products"), SNOWMAX, INCORPORATED, a Pennsylvania corporation ("Snowmax"), SOONER TRAILER MANUFACTURING CO., a Delaware corporation ("Sooner"), MOTOR PRODUCTS-OHIO CORPORATION, a Delaware corporation ("Motor Products-Ohio"), GBMC, INC., a Kansas corporation, formerly known as Great Bend Manufacturing Company, Inc. ("GBMC"), STATURE ELECTRIC, INC., a New York corporation ("Stature"), OWOSSO MOTOR GROUP, INC., a Pennsylvania corporation ("Motor Group"), ASTRO AIR ACQUISITION CORPORATION, a Delaware corporation ("Astro Air"), M. H. RHODES, INC., a Delaware corporation, and the survivor of the merger with Cramer Company, a Delaware corporation ("Rhodes"), and ASTRO AIR UK HOLDINGS, INC., a Delaware corporation ("Astro Air UK") and, together with Owosso, Ahab, DWZM, Landover, Motor Products, Snowmax, Sooner, Motor Products-Ohio, GBMC, Stature, Motor Group, Astro Air and Rhodes collectively, the "Borrowers" and, individually, a "Borrower"), NBD BANK, a Michigan banking corporation formerly known as NBD Bank, N.A. ("NBD"), PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC" and, together with NBD and any other lender or lenders from time to time entering into an Assignment and Acceptance pursuant to Section 8.6 or otherwise becoming a party hereto, collectively, the "Banks" and, individually, a "Bank"), and NBD BANK, as agent (in such capacity, the "Agent") for the Banks.


                                  INTRODUCTION

         The Borrowers, NBD, PNC and the Agent have entered into the Credit Agreement, dated as of October 31, 1994, as amended or modified from time to time (the "Existing Credit Agreement"), pursuant to which NBD and PNC provide to the Borrowers a revolving credit facility in the aggregate principal amount of $55,000,000 in order to provide funds for the Borrowers' general corporate purposes. The Borrowers, the Banks and the Agent now desire to amend and restate the Credit Agreement in this Agreement in order to modify certain terms thereof, all on the terms and conditions herein set forth.

         In consideration of the premises and of the mutual agreements herein contained, the parties hereby amend and restate the Existing Credit Agreement, and further agree, as follows:

                                    ARTICLE I

                                   DEFINITION

         1.1 Certain Definitions As used herein and in the Schedules and Exhibits attached hereto, the following terms shall have the following respective meanings:

         "Affiliate", when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         "Applicable Margin" shall mean, for purposes of determining for any period of three consecutive calendar months (any such period, an "Application Quarter") coinciding or approximately coinciding with a fiscal quarter of the Borrower, or any portion of any such period, the commitment fee payable under
Section 2.3(a), the Eurodollar Rate applicable to Eurodollar Rate Loans then outstanding or the Floating Rate applicable to Floating Rate Loans then outstanding, the applicable margin (expressed as a percentage per annum) in accordance with the following chart based upon the ratio of (a) the Consolidated Total Debt of the Borrowers and their Subsidiaries as of the end of the latest fiscal quarter of the Borrowers prior to the Application Quarter for which the compliance certificate has been furnished in accordance with Section 5.1(d)(iv) to (b) the Consolidated EBITDA of the Borrowers and their Subsidiaries for the period of four fiscal quarters of the Borrowers ending with such latest prior fiscal quarter; provided that, for Loans outstanding during, and commitment fees payable with respect to, the period from and including the Effective Date through and including April 30, 1999, the Applicable Margin shall be fixed at Level 5 identified below:

-------------------------------------------------------------------------------------------------------------------------------
                         Ratio of the Borrowers'          Applicable Margin            Applicable              Applicable
                       Consolidated Total Debt to              for the               Margin for the          Margin  for the
       Level                 the Borrowers'                 Commitment Fee          Eurodollar Rate           Floating Rate
                          Consolidated EBITDA                    (%)                      (%)                      (%)
-------------------------------------------------------------------------------------------------------------------------------
         1            Equal to or less than 2.00 to              .25                     1.00                      0
                                  1.00
-------------------------------------------------------------------------------------------------------------------------------
         2            Equal to or less than 2.35 to              .30                     1.375                     0
                      1.00 but greater than 2.00 to
                                  1.00
-------------------------------------------------------------------------------------------------------------------------------

                                       2

-------------------------------------------------------------------------------------------------------------------------------
                         Ratio of the Borrowers'          Applicable Margin            Applicable              Applicable
                       Consolidated Total Debt to              for the               Margin for the          Margin  for the
       Level                 the Borrowers'                 Commitment Fee          Eurodollar Rate           Floating Rate
                          Consolidated EBITDA                    (%)                      (%)                      (%)
-------------------------------------------------------------------------------------------------------------------------------
        3             Equal to or less than 2.75 to              .35                     1.625                     0
                      1.00 but greater than 2.35 to
                                  1.00
-------------------------------------------------------------------------------------------------------------------------------
        4             Equal to or less than 3.25 to              .45                     2.00                      0
                      1.00 but greater than 2.75 to
                                  1.00
-------------------------------------------------------------------------------------------------------------------------------
        5             Equal to or less than 3.75 to              .50                     2.50                      0
                      1.00 but greater than 3.25 to
                                  1.00
-------------------------------------------------------------------------------------------------------------------------------
        6               Greater than 3.75 to 1.00                .50                     3.00                     .50
-------------------------------------------------------------------------------------------------------------------------------

Such ratio shall be determined from the then most recent compliance certificate delivered by the Borrowers from time to time pursuant to Section 5.1(d)(iv). Subject to the proviso above, each change in the Applicable Margin shall be effective on the first day of the first Application Quarter beginning after delivery of any such compliance certificate; provided that, in the event that the Borrower shall at any time fail to furnish to the Banks any compliance certificate when and as required to be delivered pursuant to Section 5.1(d)(iv), the Applicable Margin shall be set at Level 6 identified above until such time as such compliance certificate is so delivered.

         "Borrowing" shall mean the aggregation of Loans of the Banks to be made to the Borrowers or continuations and conversions of any Loans, made pursuant to
Article II on a single date and for a single Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans comprising the related Borrowing, e.g., a "Eurodollar Rate Borrowing" is a Borrowing comprised of Eurodollar Rate Loans.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Agent is not open to the public for carrying on substantially all of its banking functions.

         "Capital Lease" of any person shall mean any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of such person.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

         "Commitment" shall mean, with respect to each Bank, the commitment of each such Bank to make Loans pursuant to Section 2.1 in amounts not exceeding in aggregate principal amount outstanding at any time the respective commitment amount for such Bank set forth next to the name of such Bank in the signature pages hereof, as such amount may be reduced from time to time pursuant to
Section 2.2.

         "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Contingent Liabilities" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

         "Cumulative Net Income" of any person shall mean, as of any date, the net income (after deduction for income and other taxes of such person determined by reference to income or profits of such person) for the period commencing on the specified date through the end of the most recently completed fiscal year of such person (but without reduction for any net loss incurred for any fiscal year during such period), taken as one accounting period, all as determined in accordance with generally accepted accounting principles; provided that, with respect to Owosso, such net income shall be the net income available for common stockholders.

         "Default" shall mean any of the events or conditions described in
Section 6.1 which might become an Event of Default with notice or lapse of time or both.

         "Dollars" and "$" shall mean the lawful money of the United States of America.

         "Domestic Subsidiary" of any person shall mean any Subsidiary of such person that is not a Foreign Subsidiary of such person.

         "EBIT" of any person shall mean, for any period, the after-tax net income (exclusive of any non-recurring gains or losses for such person's fiscal year 1998, and any tax effects thereof) of such person for such period plus, to the extent deducted in determining such after-tax net income for such period,
(a) Interest Charges of such person for such period, and (b) income and other taxes determined by reference to profits of such person for such period.

         "EBITDA" of any person shall mean, as of the last day of any fiscal quarter of such person, the EBIT of such person for the period of four fiscal quarters of such person then ended plus, to the extent deducted in determining such EBIT for such period, depreciation and amortization charges of such person for such period.

         "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

         "Environmental Laws" at any date shall mean all provisions of law, statute, ordinance, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which, together with any Borrower or any Subsidiary of any Borrower, would be treated as a single employer under Section 414 of the Code.

         "Eurodollar Business Day" shall mean, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the interbank market selected by the Agent with respect to such Eurodollar Rate Loan.

         "Eurodollar Interest Period" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or such longer period of time not exceeding twelve months acceptable to the Banks, as the Company may elect under Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the date one, two, three or six months thereafter, as the Company may elect under Section 2.4 or 2.7, provided, however, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period which would end after the Termination Date shall be permitted.

         "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Borrowing and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

         (a) the Applicable Margin, plus

         (b) the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such Eurodollar Interest Period and in an aggregate amount comparable to the amount of the Eurodollar Rate Loan to be made by the Agent in its capacity as a Bank hereunder as part of such Borrowing are offered to the Agent or any affiliate of the Agent by other prime banks in the London interbank market at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%); which Eurodollar Rate shall change simultaneously with any change in such Applicable Margin.

         "Eurodollar Rate Loan" shall mean any Loan which bears interest at the Eurodollar Rate.

         "Event of Default" shall mean any of the events or conditions described in Section 6.1.

         "Federal Funds Rate" shall mean the per annum rate established and announced by the Agent from time to time as the opening federal funds rate paid by the Agent in its regional federal funds market for overnight borrowings from other banks; which Federal Funds Rate shall change simultaneously with any change in such announced rate.

         "Fixed Charges" of any person shall mean, for any period, the sum, without duplication, of (a) Interest Charges of such person for such period, plus (b) Operating Lease Rental Expense of such person for which period, plus
(c) all taxes paid by such person in cash during such period (exclusive of any such taxes to the extent resulting solely from any non-recurring gains or losses for such person's fiscal year 1998), plus (d) all dividends and other distributions paid or payable or otherwise accumulating during such period on any capital stock of such person, plus (e) the maximum amount of principal or other sums required to be paid by such person during the period of four fiscal quarters of such person immediately following such period with respect to Indebtedness (including the current portion of any Capital Lease) of such person having a final maturity more than one year from the date of creation of such Indebtedness; provided that this clause (e) shall not include any Related Party Indebtedness except to the extent such Related Party Indebtedness is scheduled to mature within such following four fiscal quarter period or the maturity of such Related Party Indebtedness has been accelerated as of the date of determination of Fixed Charges.

         "Fixed Charges Coverage Availability" of any person shall mean, for any period, the sum of EBITDA such person for such period plus, to the extent deducted in determining such EBITDA or such period, Operating Lease Rental Expense of such person for such period.

         "Floating Rate" shall mean the per annum rate equal to the sum of (a) the Applicable Margin, plus (b) greater of (i) the Prime Rate in effect from time to time and (ii) the sum of one-half of one (1/2 of 1%) per annum plus the Federal Funds Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Applicable Margin, Prime Rate or Federal Funds Rate, as the case may be.

         "Floating Rate Loan" shall mean any Loan which bears interest at the Floating Rate.

         "Foreign Subsidiary" of any person shall mean any Subsidiary of such person incorporated or organized in any jurisdiction other than any State of the United States of America.

         "generally accepted accounting principles" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

         "Indebtedness" of any person shall mean, as of any date, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person represented by any note, bond, debenture or similar evidence of indebtedness, (c) all obligations of such person as lessee under any Capital Lease, (d) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person, (e) the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due, (f) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (g) all liabilities of such person in respect of Unfunded Benefit Liabilities under any Plan or of any ERISA Affiliate, (h) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (i) all obligations of others similar in character to those described in clauses (a) through (h) of this definition for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

         "Interest Charges" of any person shall mean, for any period, without duplication, all interest paid or payable by such person on Indebtedness of such person during such period.

         "Interest Payment Date" shall mean (a) with respect to any Eurodollar Rate Loan, the last day of each Interest Period with respect to such Eurodollar Rate Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) with respect to any Floating Rate Loan, the 15th day of each February, May, August and November occurring after the date hereof, commencing with the 15th day of February, 1999; provided that, notwithstanding anything in this Agreement to the contrary, on each Interest Payment Date with respect to Floating Rate Loans, interest shall be payable as accrued but unpaid for the period ending at the end of the month immediately preceding such Interest Payment Date.

         "Interest Period" shall mean any Eurodollar Interest Period.

         "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

         "Loan" shall mean any Revolving Credit Loan. Any such Loan or portion thereof may also be denominated as a Floating Rate Loan or a Eurodollar Rate Loan and such Floating Rate Loans and Eurodollar Rate Loans are referred to herein as "types" of Loans.

         "Multiemployer Plan" shall mean any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

         "Net Worth" of any person shall mean the net worth of such person determined in accordance with generally accepted accounting principles.

         "Note" shall mean any Revolving Credit Note.

         "Operating Lease Rental Expense" of any person shall mean, for any period, the maximum amount of all rents and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) paid or required to be paid by such person during such period under any lease of real or personal property in respect of which such person is obligated as a lessee or user, other than Capital Leases.

         "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Borrowers hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

         "Parker Loss" shall mean the net (after-tax) loss, if any, on the Parker Sale.

         "Parker Sale" shall mean the sale of the assets of the Parker division of DWZM.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" shall mean Liens permitted by Section 5.2(f) hereof.

         "Person" or "person" shall include an individual, a corporation, an association, a partnership, a limited liability company, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

         "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by one or more of the Borrowers, any Subsidiary of a Borrower or any ERISA Affiliate, or by any other person if any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate could have liability with respect to such pension plan.

         "Pledge Agreement" shall mean, collectively, each pledge agreement entered into by Owosso in favor of the Agent for the benefit of the Banks and the Agent pursuant to this Agreement in substantially the form of Exhibit A hereto, as amended or modified from time to time.

         "Prime Rate" shall mean the per annum rate announced by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

         "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

         "Pro Rata Share" shall mean, for any Bank and with respect to any amount, such Bank's share of such amount determined in accordance with the ratio that the Commitment amount for such Bank bears to the aggregate Commitment amounts for all the Banks.

         "Related Party Indebtedness" shall mean all Indebtedness of the Borrowers or any of them to any Affiliate, any former Affiliate, any owner of any legal or beneficial interest in any of the Borrowers, or any former such owner, including, without limitation, all Indebtedness of

Stature to its former shareholders arising in connection with the acquisition of Stature by Owosso.

         "Reportable Event" shall mean a reportable event as described in
Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

         "Required Banks" shall mean Banks holding not less than (i) 66 2/3% of the aggregate principal amount of Loans then outstanding or (ii) 66 2/3% of the Commitments if no Loans are then outstanding.

         "Revolving Credit Loan" shall mean any borrowing under Section 2.4 evidenced by the Revolving Credit Notes and made pursuant to Section 2.1.

         "Revolving Credit Note" shall mean any promissory note of the Borrowers evidencing the Revolving Credit Loans, in substantially the form annexed hereto as Exhibit B, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Security Agreement" shall mean any security agreement entered into by the Borrowers or any of them for the benefit of the Agent and the Banks pursuant to this Agreement in substantially the form of Exhibit C hereto, as amended or modified from time to time.

         "Security Documents" shall mean, collectively, the Security Agreements, the Pledge Agreement and all other agreements and documents, including financing statements, assignments separate from certificate and similar documents, delivered pursuant to this Agreement or otherwise entered into by any person to secure the Loans hereunder.

         "Stature Bonds" shall mean the Variable Rate Demand Industrial Development Revenue Bonds, Series 1998 (Stature Electric, Inc. Facility) in the aggregate amount of $5,750,000 issued by the Jefferson County Industrial Development Agency (the "Issuer") under a Trust Indenture dated as of October 1, 1998 to which PNC Bank, National Association, as the original Trustee (since replaced by a successor trustee), and the Issuer were parties and any bonds issued pursuant to any refunding or refinancing thereof.

         "Subordinated Debt" of any person shall mean, as of any date, that Indebtedness of such person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Loans and other Indebtedness of such person to the Banks in manner and by agreement satisfactory in form and substance to the Required Banks.

         "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof.

         "Termination Date" shall mean the earlier to occur of (a) December 31, 2002, and (b) the date on which the Commitments shall be terminated pursuant to
Section 2.2 or 6.2.

         "Total Debt" of any person shall mean, as of any date, without duplication, all Indebtedness of such person for borrowed money, including, without limitation, all obligations of such person represented by any note, bond, debenture or similar evidence of indebtedness, and all Indebtedness of such person comprised of obligations as lessee under any Capital Lease; provided that Total Debt of the Company and its Subsidiaries shall not include the proceeds of the Stature Bonds that at such date remain in a fund held by the Trustee prior to their expenditure for the financed Stature project.

         "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

         "Year 2000 Issues" shall mean the anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data, including dates on and after January 1, 2000, as such inability affects the business, operations or condition, financial or otherwise, of the Borrowers, their Subsidiaries and their respective material customers, suppliers and vendors.

         "Year 2000 Program" shall have the meaning ascribed thereto in Section 4.15.

    1.2 Other Definitions; Rules of Construction. As used herein and in the Schedules and Exhibits attached hereto, the terms "Agent", "Ahab", "Astro Air", "Banks", "Borrowers", "DWZM", "Existing Bank", Existing Banks", "Existing Credit Agreement", "GBMC", "Landover", "Motor Group", "Motor Products", "Motor Products-Ohio", "NBD", "Owosso", "Rhodes", "PNC", "Snowmax", "Sooner" "Stature" and "this Agreement" shall have the respective meanings ascribed thereto in the initial and introductory paragraphs of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                                   ARTICLE II

                          THE COMMITMENTS AND THE LOANS

    2.1 Commitments of the Banks. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrowers pursuant to Section 2.4 from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding its respective Commitment as of the date any such Loan is made.

    2.2  Termination and Reduction of Commitments.

         (a) The Borrowers shall have the right to terminate the Commitments or reduce the commitment amounts for the Banks set forth in the signature pages hereof at any time and from time to time, provided that (i) the Borrowers shall give notice of such termination or reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof,
(ii) each partial reduction of such commitment amounts shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000, (iii) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Borrowing pursuant to Section 2.4 is then pending, and (iv) the Commitments may not be terminated in their entirety if any Loans are then outstanding and the commitment amounts may not be reduced below the principal amount of Loans then outstanding.

         (b) In addition, the commitment amounts for the Banks shall reduce in the aggregate amount of $2,500,000 on each of December 31, 1999, December 31, 2000 and December 31, 2001, in each case provided that a Bank or Banks shall have given Owosso not less than 30 days' prior written notice thereof. Notwithstanding anything herein to the contrary, any such reduction shall not occur if all the Banks agree in writing with respect to such reduction in their sole discretion.

         (c) The Commitments or commitment amounts, as the case may be, or any portion thereof, terminated or reduced, as the case may be, pursuant to this
Section 2.2 may not be reinstated. Each partial reduction of the commitment amounts pursuant to part (a) or (b) of this Section 2.2 shall reduce the commitment amounts of all of the Banks proportionately in accordance with the respective commitment amount for each such Bank set forth on the signature pages hereof next to the name of each such Bank.

    2.3  Fees.

         (a) The Borrowers agree to pay to the Banks a commitment fee on the daily average amount of the Commitments during each calendar quarter or portion thereof from the Effective Date to but excluding the Termination Date, at a rate equal to the Applicable Margin for such calendar quarter. Accrued commitment fees shall be payable (i) quarterly in arrears on the 15th day of each February, May, August and November, commencing on the 15th day of February, 1999, as accrued but unpaid in the case of each such payment for the period ending at the end of the immediately preceding month, and (ii) on the Termination Date, as accrued but unpaid for the period ending on the Termination Date.

         (b) The Borrowers further agree to pay to the Agent agency fees for its services as Agent under this Agreement in such amounts and at such times as may from time to time be agreed upon by the Borrowers and the Agent.

         (c) The Borrowers further agree to pay to the Banks a closing fee in the amount of $68,750 for this Agreement, which closing fee shall be shared between the Banks in accordance with their Pro Rata Shares.

    2.4  Disbursement of Loans.

         (a) The Borrowers shall give the Agent notice of their request for each Borrowing in substantially the form of Exhibit D hereto (with sufficient executed copies for each Bank) not later than 11:00 a.m. Detroit time (i) three Eurodollar Business Days prior to the date such Borrowing is requested to be made if such Borrowing is to be made as a Eurodollar Rate Borrowing, and (ii) on the Business Day such Borrowing is requested to be made if such Borrowing is to be made as a Floating Rate Borrowing, which notice shall specify whether a Eurodollar Rate Borrowing or a Floating Rate Borrowing is requested and, in the case of each requested Eurodollar Rate Borrowing, the Interest Period to be initially applicable to such Borrowing. The Agent shall provide notice of such requested Borrowing to each Bank not later than 1:00 p.m. Detroit time on the date the Agent receives such notice from the Borrowers, unless the Agent receives such notice after 11:00 a.m. Detroit time, in which case the Agent shall provide such notice to each Bank not later than 1:00 p.m. Detroit time on the next Business Day. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Borrowing shall be made available to the Borrowers on the date such Borrowing is requested to be made by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by the Borrowers at the principal office of the Agent.

         (b) Subject to the terms and conditions of this Agreement, each Bank, on the date any Borrowing is requested to be made, shall make its Pro Rata Share of such Borrowing available in immediately available funds at the principal office of the Agent for disbursement to the Borrowers. Unless the Agent shall have received notice from any Bank prior to the time such Borrowing is requested under this Section 2.4 that such Bank will not make available to the Agent such Bank's Pro Rata Share of such Borrowing, the Agent may assume that such Bank has made such Pro Rata Share available to the Agent on the date such Borrowing is requested to be made in accordance with this Section 2.4. Unless the Agent shall have received such notice from such Bank, if and to the extent such Bank shall not have so made such Pro Rata Share available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Borrowers, and such Bank and the Borrowers severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Borrowers by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the interest rate applicable to such Borrowing during such period. The Agent shall give the Borrowers prompt notice of the failure of any Bank to so make its Pro Rata Share of any requested Borrowing available to the Agent; provided that the failure of the Agent to give such notice shall not relieve the Borrowers or any of the Banks of any of their obligations under this Section 2.4(b). If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Bank as a part of such Borrowing for purposes of this Agreement. The failure of any Bank to make its Pro rata Share of any such Borrowing available to the Agent shall not relieve any other Bank of its obligations to make available its Pro Rata Share of such Borrowing on the date such Borrowing is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such Pro Rata Share available to the Agent on the date of any such Borrowing.

         (c) All Revolving Credit Loans made under this Section 2.4 shall be evidenced by the Revolving Credit Notes, and all such Loans shall be due and payable and bear interest as provided in Article III. Each Bank is hereby authorized by the Borrowers to record on the schedule attached to the Notes, or in its books and records, the date, and amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall, absent manifest error, constitute prima facie evidence of the information so recorded, provided, however, that failure of any Bank to record, or any error in recording, any such information shall not relieve the Borrowers of their obligation to repay the outstanding principal amount of the Revolving Credit Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Borrowers may borrow Revolving Credit Loans under this Section 2.4, prepay Revolving Credit Loans pursuant to
Section 3.1 and reborrow Revolving Credit Loans under this Section 2.4.

         (d) Each Borrower other than Owosso hereby irrevocably appoints and authorizes Owosso to act as its agent in requesting Advances on such Borrower's behalf.

         (e) The initial Borrowings under this Agreement shall, subject to the terms and conditions of this Agreement, be Borrowings of Floating Rate Loans and Eurodollar Rate Loans, respectively, in an aggregate principal amount not less than the aggregate outstanding principal amount of the Floating Rate Loans and Eurodollar Rate Loans (as defined in the Existing Credit Agreement), respectively, made by NBD and PNC under the Existing Credit Agreement, and such Borrowings shall be made immediately upon the satisfaction of all conditions set forth in Sections 2.5 and 2.6. Thereupon all Floating Rate Loans (as defined in the Existing Credit Agreement) shall be deemed restated and replaced by such initial Floating

Rate Borrowing under this Agreement and all Eurodollar Rate Loans (as defined in the Existing Credit Agreement) shall be deemed restated and replaced by such initial Eurodollar Rate Borrowing under this Agreement

    2.5 Conditions for First Disbursement. The obligation of the Banks to make the first Loan hereunder is subject to receipt by each Bank and the Agent of the following documents and completion of the following matters, in form and substance satisfactory to each Bank and the Agent:

         (a) Good-Standing Certificates; Bringdowns of Charter Documents and By-Laws. Certificates of recent date of the appropriate authority or official of each Borrower's respective state of incorporation certifying as to the good standing and corporate existence of each Borrower, together with a certificate of each Borrower to the effect that the copies of the by-laws and charter documents of each Borrower previously delivered to the Banks parties to the Existing Credit Agreement continue in full force and effect as of the Effective Date and continue to be true and complete copies thereof as of the Effective Date, except as otherwise noted in such certificates;

         (b) Corporate Authorizations. Copies of all authorizing resolutions and evidence of other corporate action taken by each Borrower to authorize the execution, delivery and performance by each Borrower of this Agreement, the Security Documents and the Notes and the consummation by such Borrower of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower;

         (c) Incumbency Certificates. Certificates of incumbency of each Borrower containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of each such Borrower in connection with this Agreement, the Security Documents and the Notes and the consummation by such Borrower of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower;

         (d) Notes. The Revolving Credit Notes duly executed on behalf of the Borrowers for each Bank;

         (e) Legal Opinion. The favorable written opinion of Pepper Hamilton LLP, general counsel for the Borrowers, with respect to such matters as the Banks and the Agent may reasonably request;

         (f) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of any Borrower in connection with the execution, delivery and performance of this Agreement, the Security Documents, the Notes or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Security Documents or the Notes, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of each Borrower, or if none is required, a certificate of each such officer to that effect;

         (g) Payment of Closing Fee. The Borrowers shall have paid to the Agent for the account of the Banks the closing fee under Section 2.3(c) in the amount of $68,750 in immediately available funds;

         (h) Security Documents. The Security Documents duly executed on behalf of the Borrowers granting to the Banks and the Agent the collateral and security intended to be provided pursuant to Section 2.10, together with:

             (A) Recording, Filing, Etc. Evidence of the recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Agent or any Bank may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements and similar documents which the Agent or any Bank may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Agent and the Banks hereunder, together with Uniform Commercial Code and other record searches in such offices as the Agent or any Bank may reasonably request;

             (B) Pledged Stock Certificates. The original stock certificates representing all the stock pledged under the Pledge Agreement, together with assignments separate from certificate duly executed on behalf of the Borrowers by Owosso in blank for all of such certificates. (The Agent hereby acknowledges that it received such stock certificates and assignments pursuant to the Existing Credit Agreement and that it retains possession of the same.); and

             (C) Casualty and Other Insurance. Evidence that the casualty and other insurance required pursuant to Section 5.1(c) and the Security Documents is in full force and effect;

         (i) Year 2000 Information. Information satisfactory to the Agent and the Banks regarding each Borrower's Year 2000 Program; and

         (j) Miscellaneous. Such other documents and completion of such other matters as the Agent may reasonably request.

    2.6 Further Conditions for Disbursement. The obligation of the Banks to make any Loan (including the first Loan), or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

         (a) The representations and warranties contained in Article IV hereof and in the Security Documents shall be true and correct in all material respects on and as of the date such Loan is made (both before and after such Loan is made) as if such representations and warranties were made on and as of such date; and

         (b) No Event of Default or Default shall exist or shall have occurred and be continuing on the date such Loan is made (whether before or after such Loan is made).

The Borrowers shall be deemed to have made a representation and warranty to the Banks at the time of the making of, and the continuation or conversion of, each Loan to the effects set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in
Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

    2.7 Subsequent Elections as to Borrowings. The Borrowers may elect (a) to continue a Eurodollar Rate Borrowing, or a portion thereof, as a Eurodollar
Rate Borrowing or (b) to convert a Eurodollar Rate Borrowing, or a portion thereof, to a Floating Rate Borrowing or (c) to convert a Floating Rate Borrowing, or a portion thereof, to a Eurodollar Rate Borrowing, in each case by giving notice thereof to the Agent (with sufficient executed copies for each Bank) in substantially the form of Exhibit E hereto not later than 11:00 a.m. Detroit time three Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Borrowing is to be effective and not later than 11:00 a.m. Detroit time one Business Day prior to the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurodollar Rate Borrowing may only be converted on the last day of the then current Interest Period with respect to such Borrowing, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Eurodollar Rate Borrowing is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent shall promptly provide notice of such election to the Banks. If the Borrowers shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Borrowing, the Borrowers shall be deemed to have elected to convert such Eurodollar Rate Borrowing to a Floating Rate Borrowing on the last day of the then current Interest Period with respect to such Borrowing.

    2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Borrowing pursuant to Section 2.4, or a request for a continuation of a Eurodollar Rate Borrowing as a Eurodollar Rate Borrowing, or a request for a conversion of a Floating Rate Borrowing to a Eurodollar Rate Borrowing pursuant to Section 2.7, (a) deposits in Dollars for periods comparable to the Interest Period elected by the Borrowers are not available to any Bank in the relevant interbank market, or (b) the applicable interest rate will not adequately and fairly reflect the cost to any Bank of making, funding or maintaining the related Eurodollar Rate Borrowing or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect or whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Bank (i) to make or fund the relevant Eurodollar Rate Borrowing or (ii) to continue such Eurodollar Rate Borrowing as a Eurodollar Rate Borrowing or (iii) to convert a Borrowing to such a Eurodollar Rate Borrowing, then the Borrowers shall not be entitled, so long as such circumstances continue, to request a Eurodollar Rate Loan pursuant to
Section 2.4 with respect to any Bank or a continuation of or conversion to a Eurodollar Rate Loan from such Bank pursuant to Section 2.4; provided that, so long as such circumstances exist, such Bank's Loan made as part of any Eurodollar Rate Borrowing in which the other Bank is participating shall bear interest at the Floating Rate, but shall otherwise be considered a Eurodollar Rate Loan made as part of such Eurodollar Rate Borrowing. In the event that such circumstances no longer exist with respect to such Bank, such Bank shall again consider requests for Eurodollar Rate Loans pursuant to Section 2.4, and requests for continuations of and conversions to Eurodollar Rate Loans of the affected type pursuant to Section 2.7.

    2.9 Minimum Amounts; Limitation on Number of Borrowings. Except for (a) Borrowings and conversions thereof which exhaust the entire remaining amount of the Commitments and (b) payments required pursuant to Section 3.8, each Borrowing and each continuation or conversion pursuant to Section 2.7 and each prepayment thereof shall be (i) in a minimum amount of $3,000,000 and in an integral multiple of $100,000, in the case of Eurodollar Rate Borrowings, and
(ii) in a minimum amount of $50,000 and in an integral multiple thereof, in the case of Floating Rate Borrowings. The aggregate number of Eurodollar Rate Borrowings outstanding at any one time under this Agreement may not exceed five. No more than six Interest Periods shall be permitted to exist at any one time with respect to all Borrowings outstanding hereunder from time to time.

    2.10 Security and Collateral. To secure the payment when due of the Notes and all other obligations of the Borrowers under this Agreement to the Agent and the Banks, the Borrowers shall execute and deliver, or cause to be executed and delivered, to the Agent and the Banks, Security Documents granting the following:

         (a) Security interests in all present and future accounts, inventory, general intangibles, chattel paper, instruments, equipment, fixtures, and all other personal property of the Borrowers; and

         (b) Pledges of all the capital stock of all Domestic Subsidiaries of Owosso and pledges of 65% of all the capital stock of all Foreign Subsidiaries of Owosso.

                                   ARTICLE III

                        PAYMENTS AND PREPAYMENTS OF LOANS

    3.1  Principal Payments and Prepayments.

         (a) Unless earlier payment is required under this Agreement, the Borrowers shall pay to the Banks on the Termination Date the entire outstanding principal amount of the Loans.

         (b) The Borrowers may at any time and from time to time prepay all or a portion of the Borrowings, without premium or penalty, provided that prepayment shall only be permitted if the Borrowers shall have paid to the Banks, together the principal thereof prepaid, all accrued interest to the date of payment and all amounts owing to the Banks under Section 3.8 in connection with such prepayment.

         (c) If at any time the aggregate outstanding principal amount of the Loans shall exceed the aggregate Commitments of the Banks, the Borrowers shall forthwith pay to the Banks an amount for application to the outstanding principal amount of the Loans such that the aggregate amount of such payments is not less than the amount of such excess.

    3.2 Interest Payments. The Borrowers shall pay interest to the Banks on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

         (a) During such periods that such Loan is a Floating Rate Loan, the Floating Rate.

         (b) During such periods that such Loan is a Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

Notwithstanding the foregoing paragraphs (a) and (b), the Borrowers shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (other than interest) which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

    3.3  Payment Method.

         (a) All payments to be made by the Borrowers hereunder will be made in Dollars and in immediately available funds to the Agent for the account of the Banks at its address set forth in Section 8.2 not later than 1:00 p.m. Detroit time on the date on which such payment shall become due. Payments received after 1:00 p.m. Detroit time shall be deemed to be payments made prior to 1:00 p.m. Detroit time on the next succeeding Business Day.

         (b) At the time of making each such payment, the Borrowers shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Loan or other obligation of the Borrowers hereunder to which such payment is to be applied. In the event that the Borrowers fail to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion.

         (c) On the day such payments are deemed received, the Agent shall remit to the Banks their respective shares of such payments in immediately available funds, (i) in the case of payments of principal on any Borrowing, determined on a pro rata basis with respect to each such Bank by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all the Banks included in such Borrowing, (ii) in the case of payments of interest on any Borrowing, determined based upon the actual unpaid interest accrued on such Bank's Loan made as part of such Borrowing, and (iii) in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the Agent's fees payable pursuant to Section 2.3(c) and amounts payable to any Bank under Section 3.6,
3.8 or 8.5) determined on a pro rata basis with respect to each such Bank by the ratio which the Commitment of such Bank bears to the Commitments of all the Banks.

    3.4 No Setoff or Deduction. All payments of principal and interest on the Loans and other amounts payable by the Borrowers hereunder shall be made by the Borrowers without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

    3.5 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of (a) in the case of interest accruing at the Floating Rate, and other amounts due under this Agreement other than interest accruing at the Eurodollar Rate, a year of 365 or 366 days, as the case may be, and (b) in the case of interest accruing at the Eurodollar Rate, a year of 360 days; in each case for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

    3.6  Additional Costs.

         (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to any Bank or the Agent of any amounts payable by the Borrowers under this Agreement (other than taxes imposed on the overall net income of the Bank or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or the Agent, as the case may be, has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or the Agent, or (c) shall impose any other condition with respect to this Agreement, the Security Documents, the Commitments, the Notes or the Loans, and the result of any of the foregoing is to increase the cost to any Bank or the Agent, as the case may be, of making, funding or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum receivable by any Bank or the Agent, as the case may be, thereon, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent such Bank or the Agent is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent, as the case may be, to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

         (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or the Agent (or any corporation controlling such Bank or the Agent) and such Bank or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Agent to be material, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or the Agent reasonably determines to be allocable to the existence of such Bank's or the Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

    3.7 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Eurodollar Rate Loan under this Agreement, the Borrowers shall, upon receipt of notice thereof from such Bank, repay in full the then outstanding principal amount of each Eurodollar Rate Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 3.8, (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank may not continue to maintain such Loan to such day.

    3.8 Indemnification. If the Borrowers make any payment of principal with respect to any Eurodollar Rate Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Section 3.1(b), 3.7,
Section 6.2 or otherwise), or if the Borrowers fail to borrow any Eurodollar Rate Loan after notice has been given to the Banks in accordance with Section 2.4, or if the Borrowers fail to continue as a Eurodollar Rate Loan or convert to a Eurodollar Rate Loan any Loan for which such an election is pending pursuant to Section 2.7, or if the Borrowers fail to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due, the Borrowers shall reimburse each Bank on demand for any resulting loss or expense incurred by each such Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Bank under this Section 3.8 shall be made as though such Bank shall have actually funded or committed to fund the relevant Eurodollar Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Interest Period and through the transfer of such deposit from an offshore office of such Bank to a domestic office of such Bank in the United States of America; provided, however, that such Bank may fund any Eurodollar Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this
Section 3.8.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants that:

    4.1 Corporate Existence and Power. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation identified in the introductory paragraph of this Agreement, and each is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. Each Borrower has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement, the Security Documents and the Notes and to engage in the transactions contemplated by this Agreement.

    4.2 Corporate Authority. The execution, delivery and performance by each Borrower of this Agreement, the Security Documents and the Notes have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of any Borrower's charter or by-laws, or, except as set forth on Schedule 4.2 hereto, of any contract or undertaking to which any Borrower is a party or by which any Borrower or its property may be bound or affected and will not result in the imposition of any Lien except for Permitted Liens.

    4.3  Binding Effect. This Agreement is, and the Security Documents and
Notes when delivered hereunder will be, legal, valid and binding obligations of each Borrower party thereto enforceable against each such Borrower in accordance with their respective terms.

    4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of each Borrower. Each such Subsidiary and each corporation becoming a Subsidiary of a Borrower after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of each Borrower has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of each Borrower have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in
Schedule 4.4 hereto or disclosed in writing to the Bank from time to time, are and will be owned, beneficially and of record, by a Borrower or another Subsidiary of a Borrower free and clear of any Liens.

    4.5 Litigation. There is no action, suit or proceeding pending or, to the best of each Borrower's knowledge, threatened against or affecting any Borrower or any Subsidiary of any Borrower before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of any Borrower or any Subsidiary of any Borrower or in any material adverse effect on the legality, validity or enforceability of this Agreement, the Security Documents or the Notes and, to the best of each Borrower's knowledge, there is no basis for any such action, suit or proceeding.

    4.6  Financial Condition.

(a) The consolidated balance sheet of Owosso and its Subsidiaries and the consolidated statements of income, retained earnings and cash flows of Owosso and its

Subsidiaries for the fiscal year ended in October, 1997 and reported on by Deloitte & Touche, independent certified public accountants, and the interim consolidated balance sheet and interim consolidated statements of income, retained earnings and cash flows of Owosso and its Subsidiaries, as of or for the nine-month period ended on or about July 31, 1998, copies of which have been furnished to the Banks, fairly present on an historical combined basis, and the financial statements of Owosso and its Subsidiaries delivered pursuant to
Section 5.1(d) will fairly present, the consolidated financial position of Owosso and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of Owosso and its Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of Owosso or any of its Subsidiaries since the end of its fiscal year ended in October, 1997. There is no material Contingent Liability of any of the other Borrowers that is not reflected in such financial statements or in the notes thereto.

         (b) The preliminary consolidated balance sheet of Owosso and its Subsidiaries and the preliminary consolidated statements of income, retained earnings and cash flows of Owosso and its Subsidiaries for the fiscal year ended in October, 1998, copies of which have been furnished to the Banks, fairly present the consolidated financial position of Owosso and its Subsidiaries at the date thereof, and the consolidated results of operations of Owosso and its Subsidiaries for such fiscal year, in accordance with generally accepted accounting principles consistently applied, and such financial position and results of operations are not materially different from those that will be presented in the audited financial statements of Owosso and its Subsidiaries for such fiscal year to be delivered to the Banks pursuant to Section 5.1(d). There has been no material adverse change in the business, properties, operations or conditions, financial or otherwise, of Owosso or any of its Subsidiaries since the preparation of such preliminary financial statements.

    4.7 Use of Loans. The Borrowers will use the proceeds of the Loans to refinance existing indebtedness of the Borrowers to the Banks under the Existing Credit Agreement and for their general and other corporate purposes, including, without limitation, acquisitions. Neither any Borrower nor any Subsidiary of any Borrower extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Loan such margin stock will not constitute more than 25% of the value of the assets (either of any Borrower alone or of the Borrowers and their Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement that may cause the Loan to be deemed secured, directly or indirectly, by margin stock.

    4.8 Consents, Etc. Except for (a) such consents, approvals, authorizations, declarations, registrations or filings delivered by the Borrowers pursuant to
Section 2.5(f), if
any, each of which is in full force and effect, and (b) any matters identified on Schedule 4.2, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of any Borrower or any Subsidiary of any Borrower, is required on the part of the Borrowers in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Security Documents or the Notes.

    4.9 Taxes. The Borrowers and their Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. No Borrower nor any Subsidiary of any Borrower knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by any Borrower or any such Subsidiary.

    4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Borrowers or one or more of their Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets, material to the conduct of their business or operations reflected in said balance sheet or subsequently acquired by a Borrower or any such Subsidiary. All of such properties and assets are free and clear of any Lien except for Permitted Liens.

    4.11 ERISA. The Borrowers, their Subsidiaries, the ERISA Affiliates and the Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any Plan. None of the Borrowers, any of their Subsidiaries or any of the ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Borrowers, their Subsidiaries and the ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement, the Security Documents and the Notes does not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan.

    4.12 Environmental and Safety Matters. Each of the Borrowers and their Subsidiaries is in substantial compliance with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all Environmental Laws in jurisdictions in which any Borrower or any such Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against any Borrower or any Subsidiary of any Borrower, any real property in which any Borrower or any such Subsidiary holds or has held an interest or any past or present operation of any Borrower or any such Subsidiary, which, if adversely decided, might result, either individually or collectively, in liability of any one or more of the Borrowers in an amount greater than $1,000,000.

    4.13 Disclosure. No report or other information furnished in writing by or on behalf of any Borrower to the Banks or the Agent in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading.

    4.14 Common Enterprise. The Borrowers and their Subsidiaries are engaged in business as an integrated group. The successful and economical operation of the integrated group requires financing on such basis that credit supplied by the Banks is available to all of the Borrowers and may be transferred among the Borrowers after being disbursed by the Banks. The Loans made by the Banks to the Borrowers on a joint and several basis will benefit, directly or indirectly, all the Borrowers by strengthening and providing significant economies to the integrated group, inasmuch as the successful operation and condition of each Borrower is dependent upon the continued successful performance of the integrated group as a whole.

    4.15 Year 2000. The Borrowers have assessed to a reasonable extent the Year 2000 Issues and have a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrowers do not reasonably anticipate that the Year 2000 Issues will have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of any of the Borrowers or any of their Subsidiaries.


                                    ARTICLE V

                                    COVENANTS

    5.1 Affirmative Covenants. Each Borrower covenants and agrees that, until the Termination Date and thereafter until the payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrowers under this Agreement, unless the Required Banks shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

         (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

         (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of such Borrower or such Subsidiary, as the case may be, as determined in accordance with generally accepted accounting principles.

         (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Borrowers or any of their Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any of any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Banks for purposes of assuring compliance with this Section 5.1(c). This Section 5.1(c) shall not prohibit any transaction permitted under
Section 5.2(h).

         (d) Reporting Requirements. Furnish to the Banks and the Agent the following:

             (i) Promptly and in any event within three calendar days after becoming aware of the occurrence of (A) any Event of Default or Default, (B) the commencement of any material litigation against, by or affecting any Borrower or any Subsidiary of any Borrower, and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of any Borrower or any Subsidiary of any Borrower (including, without limitation, developments with respect to Year 2000 Issues) which has resulted in or which is likely, in the reasonable judgment of the Borrowers, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise, of any Borrower or any Subsidiary of any Borrower, a statement of the chief financial officer of Owosso setting forth details of each such Event of Default or Default and such litigation, material contract or undertaking or development and the action which the Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

             (ii) As soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrowers, the consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of such quarter, and the related consolidated statements of income, retained earnings and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of Owosso as having been prepared in accordance with generally accepted accounting principles;

             (iii) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrowers, a copy of the consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of the Borrowers and their Subsidiaries for such fiscal year, with a customary audit report of Deloitte & Touche, or other independent certified public accountants selected by the Borrowers and acceptable to the Banks, without qualifications unacceptable to the Banks, together with a certificate of such accountants stating (A) that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Event of Default or Default, and, if such an Event of Default or Default is continuing, a statement setting forth the nature and status thereof, and (B) that a computation by the Borrowers (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2 (a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;

             (iv) Not later than the 50th day after the end of each of the first three fiscal quarters of each fiscal year of the Borrowers, and the 70th day after the end of the fourth fiscal quarter of each fiscal year of the Borrowers, a certificate of the chief financial officer of Owosso stating (a) that no Event of Default or Default has occurred and is continuing or, if an Event or Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Borrowers have taken and propose to take with respect thereto, and (b) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement, and (c) stating the ratio of the Consolidated Total Debt of the Borrowers and their Subsidiaries as of the end of such fiscal quarter to the Consolidated EBITDA of the Borrowers and their Subsidiaries for the period of four fiscal quarters then ended;

             (v) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which any Borrower or any Subsidiary of any

Borrower sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

             (vi) From time to time upon, and within 10 Business Days of request by the Agent, a report describing all insurance with respect to the Borrowers and their Subsidiaries or any of their respective property or assets, including, without limitation, liability, casualty, and business interruption (including product liability), insurance, in form and detail satisfactory to the Agent, certified as true and correct by the chief financial officer of Owosso;

             (vii) Promptly and in any event within 10 Business Days after receiving or becoming aware thereof, (A) a copy of any notice of intent to terminate any Plan filed with the PBGC, (B) a statement of the chief financial officer of Owosso setting forth the details of the occurrence of any Reportable Event with respect to any Plan, (C) a copy of any notice that any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to a Plan;

             (viii) Promptly upon request by the Agent, a copy of any management letter or comparable analysis prepared by the auditors for the Borrowers or any of their Subsidiaries; and

             (ix) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of any of the Borrowers or any of the Subsidiaries of the Borrowers as any Bank or the Agent may from time to time reasonably request.

         (e) Accounting, Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit any Bank or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrowers and their Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision the Borrowers do hereby authorize such persons to discuss such affairs, finances and accounts with any Bank or the Agent, and (ii) permit the Agent or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets.

         (f) Further Assurances. Execute and deliver, within 30 days after request therefor by the Banks and the Agent, all further instruments and documents and take all further action that may be necessary or desirable, or that the Agent may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Agent and the

Banks under, this Agreement, the Notes and the Security Documents. In addition, the Borrowers agree to deliver to the Agent from time to time upon the acquisition or creation of any Subsidiary not listed in Schedule 4.4 hereto supplements to Schedule 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon.

         (g) Domestic Subsidiaries to Become Borrowers. Promptly and in any event within 15 days of any person becoming a Domestic Subsidiary of any Borrower or of any Subsidiary of any Borrower, execute and deliver, and cause such person to execute and deliver, such documents and instruments, including, without limitation, addenda to this Agreement, new Revolving Credit Notes for the Banks and Security Documents, together with other related documents described in Section 2.5, sufficient to grant to the Agent for the benefit of the Banks liens and security interests in all collateral of the types described in Section 2.10, and take such further action, and cause such person to take such further action, including, without limitation, causing counsel for such person to render opinions reasonably requested by the Agent and the Banks, all in form and substance satisfactory to the Agent and the Banks, such that such person becomes a party to this Agreement, with all the rights and obligations of a Borrower hereunder, and provides collateral and security for the Agent and the Banks as contemplated hereby. In addition, the relevant Borrower or Subsidiary shall, within such time period, execute and deliver to the Banks and the Agent a pledge agreement, or an amendment to any existing Pledge Agreement, in form and substance satisfactory to the Agent, pursuant to which such Borrower or Subsidiary, as the case may be, shall pledge all capital stock of such new Subsidiary.

         (h) Additional Security and Collateral. Promptly execute and deliver, and cause the other Borrowers to execute and deliver, additional Security Documents sufficient to grant to the Agent for the benefit of the Banks liens and security interests in any after-acquired property of the types described in
Section 2.10, including without limitation pledges of 65% of the capital stock of all Foreign Subsidiaries. The Borrowers shall notify the Agent, within 10 days after the occurrence thereof, of the acquisition of any property by any Borrower that is not subject to the existing Security Documents (including pursuant to any after-acquired property provisions thereof), any person's becoming a Subsidiary and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Banks and the Agent with respect to such property pursuant to the Security Documents.

         (i) Year 2000. Take all actions reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a material adverse effect upon the business, properties, operations or condition, financial or otherwise, of any of the Borrowers or any of their Subsidiaries. Upon the request of the Agent or any Bank, the Borrowers will provide a description of the Year 2000 Program.

    5.2 Negative Covenants. Until the Termination Date and thereafter until the payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrowers under this Agreement, each Borrower agrees that, unless the

Required Banks shall otherwise consent in writing, it shall not, and shall not permit any of its Subsidiaries to:

         (a) Net Worth. Permit or suffer the Consolidated Net Worth of the Borrowers and their Subsidiaries at any time to be less than the sum of (i) $33,000,000, minus (ii) the Parker Loss, plus (iii) 50% of Consolidated Cumulative Net Income of the Borrowers and their Subsidiaries for the period commencing on the first day of the Borrowers' fiscal year 1999.

         (b) Total Debt to EBITDA. Permit or suffer the ratio of Consolidated Total Debt of the Borrowers and their Subsidiaries as of the end of any fiscal quarter of the Borrowers to Consolidated EBITDA of the Borrowers and their Subsidiaries for the period of four fiscal quarters of the Borrowers then ending to be greater than (i) 4.25 to 1.00 from and including the Effective Date to and including the day immediately preceding the day a change in the requirement of this Section 5.2(b) is effected pursuant to the following clause (ii), (ii) 4.00 to 1.00 from and including the earlier to occur of (A) the last day of the Borrowers' fiscal quarter ending on or about April 30, 1999 and (B) the effective date of the sale of the Parker division of DWZM, to and including the day immediately preceding the last day of the Borrowers' fiscal year ending on or about October 31, 1999, (iii) 3.50 to 1.00 from and including the last day of the Borrowers' fiscal year ending on or about October 31, 1999 to and including the day immediately preceding the last day of the Borrowers' fiscal year ending on or about October 31, 2000, (iv) 3.25 to 1.00 from and including the last day of the Borrowers' fiscal year ending on or about October 31, 2000 to and including the day immediately preceding the last day of the Borrowers' fiscal year ending on or about October 31, 2001, and (v) 3.00 to 1.00 from and including the last day of the Borrowers' fiscal year ending on or about October 31, 2001 and thereafter.

         (c) Fixed Charges Coverage. Permit or suffer the ratio of Consolidated Fixed Charges Coverage Availability of the Borrowers and their Subsidiaries to Consolidated Fixed Charges of the Borrowers and their Subsidiaries to be less than (i) 1.25 to 1.00 from and including the last day of the Borrowers' fiscal year ending on or about October 31, 1998 to and including the day immediately preceding the last day of the Borrowers' fiscal year ending on or about October 31, 2001 and (ii) 1.50 to 1.00 from and including the last day of the Borrowers' fiscal year ending on or about October 31, 2001 and thereafter; such ratio to be determined as of the last day of each fiscal quarter of the Borrowers for the period of four fiscal quarters of the Borrowers then ending.

         (d) Capital Expenditures. Permit or suffer the aggregate consolidated capital expenditures of the Borrowers and their Subsidiaries during any fiscal year of the Borrowers, commencing with the Borrowers' fiscal year 1999, to exceed the greater of (i) $7,000,000 or (ii) the sum of (A) the consolidated depreciation expense of the Borrowers and their Subsidiaries for such fiscal year plus 50% of consolidated net income of the Borrowers and their Subsidiaries for such fiscal year, all as determined in accordance with generally accepted accounting principles; provided that the portion of any capital expenditures made with proceeds of the Stature Bonds shall not be counted for purposes of this Section 5.2(d).

         (e) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

             (i)    The Loans;

             (ii) The Indebtedness described in Schedule 5.2(e) hereto, having the same terms as those existing on the date of this Agreement, but no extension or renewal thereof shall be permitted;

             (iii) Indebtedness in aggregate outstanding principal amount not exceeding $1,000,000 which is secured by one or more liens permitted by Section 5.2(f)(vii) hereof;

             (iv) Indebtedness of any Borrower or Domestic Subsidiary of any Borrower owing to any Borrower or to any other Domestic Subsidiary of any Borrower;

             (v) Unsecured current Indebtedness constituting obligations for the unpaid purchase price of goods, property or services incurred in the ordinary course of business (A) to a seller of inventory purchased for sale in the ordinary course of business of the Borrowers or any of their Subsidiaries, (B) to a seller of other property used in the business of the Borrowers or any of their Subsidiaries or (C) to a provider of services to the Borrowers or any of their Subsidiaries;

             (vi) Subordinated Debt of the Borrowers or any of their Subsidiaries;

             (vii) Interest rate or currency swaps, rate caps or other similar transactions with the Banks (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination) not exceeding $2,000,000;

             (viii) Indebtedness to the Banks or any of them in respect of letters of credit the aggregate maximum amount available to be drawn under which at any time does not exceed $500,000 (excluding from such aggregate amount any letters of credit identified on Schedule 5.2(e));

             (ix) Other Indebtedness of the Borrowers and their Domestic Subsidiaries not exceeding $3,000,000 in aggregate principal amount outstanding at any time; and (x) Indebtedness of Foreign Subsidiaries of the Borrowers not exceeding $2,500,000 in aggregate principal amount outstanding at any time.

         (f) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of any Borrower or any Subsidiary of any Borrower, other than:

             (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

             (ii) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a material adverse effect on the business or operations of the Borrowers or any of their Subsidiaries and which constitute
(A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which a Borrower or any Subsidiary of any Borrower is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and
(E) pledges or deposits to secure public or statutory obligations of any Borrower or any Subsidiary of any Borrower, or surety, customs or appeal bonds to which any Borrower or any such Subsidiary is a party;

             (iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Borrowers or any of their Subsidiaries;

             (iv) Liens in favor of the Agent for the benefit of the Agent and the Banks;

             (v) Each Lien described in Schedule 5.2(f) hereto may be suffered to exist upon the same terms as those existing on the date hereof;

             (vi) Other Liens the aggregate principal amount of all Indebtedness secured by which, together with the Indebtedness secured by the Liens permitted under subparagraph (vii) below, does not exceed $2,000,000 at any time;

             (vii) Any Lien created to secure payment of a portion of the purchase price of or existing at the time of acquisition of, any tangible fixed asset acquired by the Borrowers or any of their Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed 100% of the purchase price paid by the Borrowers or such Subsidiary for such fixed asset, and the aggregate principal amount of all Indebtedness secured by such Liens does not exceed $1,000,000, provided that such Lien does not encumber any other asset at any time owned by the Borrowers or such Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time; and

             (viii) Liens encumbering assets of Foreign Subsidiaries of Owosso created to secure Indebtedness permitted under Section 5.2(e)(x), provided that the aggregate principal amount of all Indebtedness secured by such Liens does not exceed $2,500,000.

         (g) Merger; Acquisitions; Etc. Purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, provided, however, that this Section 5.2(g) shall not prohibit the creation of Foreign Subsidiaries of the Borrowers (subject to Section 5.2(n)), or any merger or acquisition if (i) such Borrower or Subsidiary, as the case may be, shall be the surviving or continuing corporation thereof, except in the case of a merger of such Borrower or Subsidiary into a Delaware corporation wholly-owned, directly or indirectly, by Owosso solely for the purpose of changing to Delaware the state in which such Borrower or Subsidiary, as the case may be, is incorporated, (ii) and after such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article IV and in the Security Documents shall be true and correct on and as of the date thereof (both before and after such merger or acquisition is consummated) as if made on the date such merger or acquisition is consummated, (iii) prior to the consummation of such merger or acquisition, the Borrowers shall have provided to the Banks an opinion of counsel as to the satisfaction of the requirement of clause (i) above and a certificate of the chief financial officer of Owosso stating that such merger or acquisition complies with this Section 5.2(g) and that any other conditions under this Agreement relating to such transaction have been satisfied, and (iv) the aggregate amount of the costs of all such transactions after the Effective Date does not exceed $5,000,000.

             (h) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than (i) inventory sold in the ordinary course of business upon customary credit terms, (ii) sales of scrap or obsolete material or equipment and (iii) the Parker Sale.

             (i) Negative Pledge Limitation. Enter into any agreement with any person other than the Banks and the Agent pursuant hereto that prohibits or limits the ability of any of the Borrowers or any of their respective Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, provided, however, that this Section 5.2(i) shall not prohibit any such agreements entered into in connection with the Stature Bonds to the extent, and only to the extent, such agreements prohibit any Lien upon the property and assets of Stature comprising the collateral for Stature's obligations relating to the Stature Bonds.

         (j) Inconsistent Agreements. Enter into any material agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Borrowers or any of their Subsidiaries of their obligations in connection therewith.

         (k) Nature of Business. Make any substantial change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement; provided that acquisitions permitted under Section 5.2(g) of new businesses that are different from those then engaged in by the Borrowers but that are consistent with the acquisition goals of the Borrowers as previously described to the Banks shall not be in violation of this Section 5.2(k).

         (l) Payments and Modification of Subordinated Debt. Make any optional payment, prepayment or redemption of any Subordinated Debt, nor amend or modify, or consent or agree to any amendment or modification, which would shorten any maturity or increase the amount of any payment of principal or increase the rate (or require earlier payment) of interest on any such Subordinated Debt, nor amend any agreement under which any Subordinated Debt is issued or created or otherwise related thereto, nor enter into any agreement or arrangement providing for the defeasance of any Subordinated Debt.

             (m) Fiscal Year. Change its fiscal year from commencing on the first Monday following the last Sunday in October of each calendar year and ending on the last Sunday in October of the next following calendar year.

             (n) Investments, Loans and Advances. Purchase or otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any Foreign Subsidiary of Owosso or any of its Subsidiaries; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any such Foreign Subsidiary; nor incur any Contingent Liability for the benefit of any such Foreign Subsidiary; provided that this
Section 5.2(n) shall not prohibit such acquisitions, loans, advances, contingent liabilities and other investments not exceeding, without duplication, $3,000,000 in the aggregate.


                                   ARTICLE VI

                                     DEFAULT

    6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the Banks pursuant to Section 8.1:

         (a) Nonpayment. The Borrowers shall fail to pay when due any principal of or interest on the Notes, or any fees or any other amount payable hereunder;

         (b) Misrepresentation. Any representation or warranty made by the Borrowers or any Subsidiary of any Borrower in Article IV hereof or in any of the Security Documents or in any other certificate, report, financial statement or other document furnished by or on behalf of the Borrowers or any such Subsidiary in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made;

         (c) Certain Covenants. The Borrowers shall fail to perform or observe any term, covenant or agreement contained in any Section in Article V hereof, other than Sections 5.1(a), 5.1(b), 5.1(c), 5.2(f) and 5.2(i);

         (d) Certain Other Covenants. The Borrowers shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(a), 5.1(b), 5.1(c), 5.2(f) or 5.2(i), and any such failure shall remain unremedied for 15 Business Days after notice thereof shall have been given to the Borrowers by the Agent;

         (e) Other Defaults. The Borrowers or any Subsidiary of any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those identified in subparagraphs (a), (b), (c) and (d) above) or in any Security Document, and any such failure shall remain unremedied for 30 calendar days after notice thereof shall have been given to the Borrowers by the Agent (or such longer or shorter period of time as may be specified in such Security Document);

         (f) Other Indebtedness. Any Borrower or any Subsidiary of any Borrower shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness at any time owing to any of the Banks (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, or if any Borrower or any Subsidiary of any Borrower fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness owing to any of the Banks, or under which any such Indebtedness was issued or created, beyond a period of grace, if any, provided with respect thereto; or any Borrower or any Subsidiary of any Borrower shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness at any time owing to any other Person, beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $1,000,000; or if any Borrower or any Subsidiary of any Borrower fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness owing to any other Person having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto. Notwithstanding anything in this Section 6.1(f) to the contrary, no matter identified on Schedule 4.2 shall be deemed an Event of Default under this Agreement; or

         (g) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $500,000 shall be rendered against any of the Borrowers or their

Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect any of the Borrowers or their Subsidiaries which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of any of the Borrowers or their Subsidiaries or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents, and either (i) such judgment or order shall have remained unsatisfied and the Borrowers or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order;

         (h) ERISA. The occurrence of a Reportable Event that results in or could result in any material liability of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan which could result in any material liability of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate to the PBGC or to any Plan; or any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in material liability of any Borrower, any Subsidiary of any Borrower, any ERISA Affiliate, any Plan of the Borrowers, their Subsidiaries or their ERISA Affiliates or any fiduciary of any such Plan; or failure by any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in material liability of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate to the PBGC or any Plan; or the withdrawal of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Banks; or

         (i) Insolvency, Etc. Any Borrower or any Subsidiary of any Borrower shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against any Borrower or any Subsidiary of any Borrower, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against any Borrower or such Subsidiary and is being contested by such Borrower or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or any Borrower or any Subsidiary of any Borrower shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

         (j) Security Documents. Any event of default described in any Security Document shall have occurred and be continuing, or any material provision of any Security Document shall at any time for any reason cease to be valid, binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor shall deny that it has any or further liability or obligation thereunder, or any Security Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Agent and the Banks the benefits purported to be created thereby; or

         (k) Subordinated Debt Defaults. Any default under any subordination agreement in favor of the Agent or the Banks with respect to any Subordinated Debt having an aggregate outstanding principal amount in excess of $1,000,000 shall have occurred and be continuing beyond any applicable grace period; or any material provisions of any such subordination agreement or any other subordination terms of any Subordinated Debt having such aggregate outstanding principal amount shall at any time for any reason cease to be valid and binding and enforceable against the Borrowers or any holder of any Subordinated Debt, or the validity, binding effect or enforceability thereof shall be contested by any Borrower; or any Borrower shall deny that it has any further obligation under any such subordination terms or any such subordination agreement, or any such subordination terms or subordination agreement shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way ceases to give or provide to the Banks and the Agent the benefits purported to be created thereby.

    6.2  Remedies.

         (a) Upon the occurrence and during the continuance of any Event of Default, the Agent may and, upon being directed to do so by the Required Banks shall, by notice to the Borrowers (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement, the Security Documents and the Notes to be immediately due and payable, or either one or both of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts shall become immediately due and payable, as the case may be, provided that in the case of any event or condition described in Section 6.1(i) with respect to any Borrower, the Commitments shall automatically terminate forthwith and all such amounts shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived.

         (b) The Agent may and, upon being directed to do so by the Required Banks, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Banks, whether arising under this Agreement, the Security Documents or the Notes or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement, any Security Document or in the Notes or in aid of the exercise of any power granted in this Agreement, any Security Document or the Notes.

         (c) Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to any Borrower (any requirement for such notice being expressly waived by the Borrowers) set off and apply against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Borrower and any property of any Borrower from time to time in possession of such Bank, irrespective of whether or not such Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Borrowers hereby grant to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Borrowers under this Agreement. The rights of such Bank under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

    6.3 Allocation of Proceeds. All proceeds received by the Agent pursuant to the Security Documents for application to the obligations secured thereby (the "Obligations") or any payments on any of the Obligations received by the Agent or any Bank upon and during the continuance of any Event of Default, including, without limitation, pursuant to the exercise of rights of setoff, shall be allocated and distributed as follows:

         (a) First, to the payment of all costs, expenses and fees, including without limitation all attorneys' fees, of the Agent in connection with the enforcement of the Security Documents and otherwise administering this Agreement;

         (b) Second, to the payment of all costs, expenses and fees, including without limitation, commitment fees and attorneys' fees, owing to the Banks pursuant to the Obligations on a pro rata basis in accordance with the Obligations consisting of fees, costs and expenses owing to the Banks under the Obligations, for application to payment of such liabilities;

         (c) Third, to the Banks on a pro rata basis in accordance with the Obligations consisting of interest under this Agreement and the Notes, for application to payment of such liabilities;

         (d) Fourth, to the Banks on a pro rata basis in accordance with the Obligations consisting of principal owing to the Banks under the Obligations, for application to payment of such liabilities;

         (e) Fifth, to the payment of any and all other amounts owing to the Banks and the Agents on a pro rata basis in accordance with the total amount of such Obligations owing to each of the Banks and the Agents, for application to payment of such liabilities; and

         (f) Sixth, to the Borrowers or such other persons as may be legally entitled thereto.


                                   ARTICLE VII

                             THE AGENT AND THE BANKS

    7.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Security Documents and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers.

    7.2 Agent and Affiliates. NBD Bank in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent. NBD Bank and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any Subsidiary of any Borrower as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

    7.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actions under the Security Documents and the Notes), the Agent shall not be required to exercise any discretion or take any action, but may request instructions from the Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Banks or all Banks, if applicable, which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, any Security Document or the Notes or applicable law.

    7.4 Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof. The Agent may employ agents (including, without limitation, collateral agents) and may consult with legal counsel (who may be counsel for the Borrowers), independent public accounts and other experts selected by it and shall not be liable to the Banks, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

    7.5 Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Bank or any Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give written notice thereof to the Banks.

    7.6 Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Banks or all Banks, if applicable, or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement, any Security Document or any Note, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of the Borrowers or any Subsidiary of the Borrowers, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, the Security Documents or the Notes or any other instrument or document furnished in connection herewith.

    7.7 Nonreliance on Agent and Other Banks. Each Bank acknowledges and agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers or any Subsidiary of the Borrowers of this Agreement, the Security Documents or the Notes or any other documents referred to or provided for herein or to inspect the properties or books of the Borrowers or any Subsidiary of the Borrowers and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of the Borrowers or any Subsidiary of the Borrowers which may come into the possession of the Agent or any of its affiliates.

    7.8 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrowers, but without limiting any obligation of the Borrowers to make such reimbursement), ratably according to the respective principal amounts of the Loans then outstanding made by each of them (or if no Loans are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes or the Security Documents or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers, but without limiting the obligation of the Borrowers to make such reimbursement. Each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Banks pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity if furnished.

    7.9 Resignation of Agent. The Agent may resign as such at any time upon thirty days' prior written notice to the Borrowers and the Banks. In the event of any such resignation, the Banks shall, by an instrument in writing delivered to the Borrowers and the Agent, appoint a successor, which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Banks is made and accepted or if no such temporary successor is appointed as provided above by the resigning Agent, the Banks shall thereafter perform all the duties of the Agent hereunder until such appointment by the Banks is made and accepted. Notwithstanding anything herein to the contrary, the Agent shall not be discharged of its duties and obligations relating to its function as collateral agent for the Banks under the Security Documents until the acceptance by a successor agent of such duties and obligations. Any successor to the Agent shall execute and deliver to the Borrowers and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Borrowers and the resigning Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such resigning Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

    7.10 Sharing of Payments. The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Loan or any other obligation owing to the Banks under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Banks on account of the Loans and other obligations (or if no Loans are outstanding, ratably according to the respective amounts of the Commitments), such Bank shall promptly purchase from the other Banks participations in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with such ratable shares. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Loan or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement. Except as otherwise expressly provided in this Agreement, if any Bank or the Agent shall fail to remit to the Agent or any other Bank an amount payable by such Bank or the Agent to the Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agent that if the Agent shall engage in any other transactions with the Borrowers and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

    8.1  Amendments, Etc.

         (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Required Banks and, except in the case of any such waiver or consent, the Borrowers and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Banks, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes or any fees or other amount payable hereunder, (ii) amend, extend or terminate the respective Commitments of any of the Banks set forth on the signature pages hereof or modify the provisions of this Section regarding the taking of any action under this Section or the definition of Required Banks, (iii) provide for the discharge of any Borrower or the release of any collateral subject to any Security Document, or
(iv) amend, modify or waive any other provision of this Agreement or the Security Documents which by its terms requires the consent of all of the Banks.

         (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (c) Notwithstanding anything herein to the contrary, no Bank that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to the Agent, and, for purposes of determining the Required Banks at any time when any Bank is in default under this Agreement, the Commitment and Loans of such defaulting Banks shall be disregarded.

    8.2  Notices.

         (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrowers at the Triad Building, 2200 Renaissance Boulevard, Suite 150, King of Prussia, PA 19406, Attention: John H. Wert, Jr., Senior Vice President of Finance and Chief Financial Officer, Facsimile No. (610) 275-5122, and to the Agent and the Banks at the respective addresses and numbers for notices set forth on the signature pages hereof, or to such other address as may be designated by the Borrowers, the Agent or any Bank by notice to the other

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


parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or in the case of telex notice, upon receipt of the appropriate answer back, provided, however, that notices to the Agent shall not be effective until received.

         (b) Notices by the Borrowers to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Loans pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Borrowers.

         (c) Any notice to be given by the Borrowers to the Agent pursuant to Sections 2.4, 2.7 or 3.1 and any notice to be given by the Agent or any Bank hereunder, may be given by telephone, and all such notices given by the Borrowers may be confirmed in writing in the manner provided in Section 8.2(a) and shall promptly be so confirmed if requested by the Agent or any Bank; provided that neither the Agent nor any Bank shall be liable for any act, error or omission due to the failure of the Borrowers to provide any such written confirmation, whether requested by the Agent or any Bank or not. Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

    8.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Bank, nor any delay or failure on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or any Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Bank under this Agreement, any Security Document or the Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, any Security Document or the Notes or by applicable law to the Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by the Agent or any Bank and, unless contrary to the express provisions of this Agreement, or any Security Document or the Notes, irrespective of the occurrence or continuance of any Default or Event of Default.

    8.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Borrowers herein or in any certificate, report, financial statement or other document furnished by or on behalf of the Borrowers in connection with this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Borrowers set forth in Section 3.6,
3.8 and 8.5 hereof shall survive the repayment in full of the Loans and the termination of the Commitments.

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


    8.5 Expenses. (a) The Borrowers agree to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent, including without limitation the fees and expenses of Dickinson Wright PLLC, in connection with the preparation, execution, delivery and administration of this Agreement, the Security Documents and the Notes and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, any Security Document and the Notes, and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Agent and the Banks (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement, any Security Document or the Notes or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement.

         (b) The Borrowers hereby indemnify and agree to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys' fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such person shall be designated as a party thereto) which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising under Environmental Laws; provided, however, that the Borrowers shall not be required to indemnify any such Bank and the Agent or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Bank or the Agent, as the case may be.

    8.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrowers may not, without the prior consent of the Agent and the Banks, assign its rights or obligations hereunder or under the Notes or any Security Document and the Banks shall not be obligated to make any Loan hereunder to any entities other than the Borrowers.

         (b) Any Bank may sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Loans and such Bank's rights and benefits under this Agreement, the Notes and the Security Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Borrowers under Sections 3.7, 3.9 and 6.2(c) as it or they would have had if such participant or participants were the Bank making the Loans to the Borrowers hereunder; provided, however, that
(i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by such Bank or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder. Notwithstanding anything herein to the contrary, no Bank shall grant to its participant any rights to determine whether or not such Bank shall give any notice contemplated by Section 2.2(b) or to determine whether or not such Bank shall agree that any reduction of the commitment amounts contemplated by Section 2.2(b) shall or shall not occur.

         (c) The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes, any Security Documents or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Borrowers provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Borrowers hereby consent to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

         (d) Each Bank may, with the prior consent of the Agent and Owosso (which shall not be unreasonably withheld or delayed), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, (A) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as the Borrowers and the Agent may consent to and (B) after giving effect to each such assignment, the amount of the Commitment of the assigning Bank shall in no event be less than $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit F hereto (an "Assignment and Acceptance"), together with any Note subject to such assignment and a processing and recordation fee of $3,500, and (iv) any Bank may, without the consent of Owosso or the Agent, and without paying any fee, assign to any affiliate of such Bank that is a bank or financial institution all of its rights and obligations under this Agreement. Notwithstanding anything to the contrary, upon the occurrence and during the continuation of any Event of Default, no consent of Owosso shall be required for any such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

         (e) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

         (f) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B hereto.

         (h) The Borrowers shall not be liable for any costs or expenses of any Bank in effectuating any participation or assignment under this Section 8.6.

         (i) The Banks may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers.

         (j) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Bank from its obligations under this Agreement.

         (k) Each Borrower authorizes each Bank to disclose to any participant or assignee or any other person acquiring an interest in this Agreement and the Notes by operation of law (each a "Transferee") and any prospective Transferee all documentation and other information made available by the Borrowers or any of their Subsidiaries to the Agent or any Bank under the terms of this Agreement, and all other information that has been delivered to the Agent or any Bank by or on behalf of the Borrowers or any of their Subsidiaries prior to the Effective Date in connection with the Banks' credit evaluation of the Borrowers and their Subsidiaries, if such Transferee, prior to such disclosure, agrees for the benefit of the Borrowers to hold such documentation and other information in confidence pursuant to an agreement reasonably satisfactory to the Borrowers; provided that any Bank and any Transferee may disclose any such documentation and other information (i) to the extent required by legal or governmental process or otherwise by law, or (ii) if such documentation and other information is publicly available or thereafter becomes publicly available other than by action of such Bank or Transferee, respectively, or was theretofore known to such Bank or Transferee independent of any disclosure thereto by any Bank or by any of the Borrowers or any of their Subsidiaries, or (iii) to the extent of necessary disclosure to such Bank or Transferee's accountants, attorneys or regulators, or (iv) in any litigation or similar proceedings related to this Agreement, the Notes or any of the Security Documents, or (v) to any Federal Reserve Bank.

         (l) NBD Bank agrees that, so long as no Default or Event of Default has occurred and is continuing, it shall not make any assignment under Section 8.6(d) that would result in NBD Bank having a Commitment in an amount that is not equal to or greater than the amount of each other Bank's Commitment.

    8.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

    8.8 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Borrowers further agree that any legal action or proceeding with respect to this Agreement, any Security Document or the Notes or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Borrowers hereby submit to and accept generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoint Pepper Hamilton LLP, whose address in Michigan is 100 Renaissance Center, Suite 3600, Detroit, Michigan 48243-1157, as their agent for service of process and irrevocably consent to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Borrowers or by the mailing thereof by registered or certified mail, postage prepaid, to the Borrowers at their address set forth in Section 8.2. Nothing in this paragraph shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent to bring any such action or proceeding against the Borrowers or their property in the courts of any other jurisdiction. The Borrowers hereby irrevocably waive any objection to the laying of venue of any such suit or proceeding in the above described courts.

    8.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

    8.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

    8.11 Integration and Severability. This Agreement embodies the entire agreement and understanding among the Borrowers and the Agent and the Banks, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Borrowers under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers under this Agreement, any Security Document or the Notes in any other jurisdiction.

    8.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default or any event or condition which with notice or lapse of time, or both, could become such a Default or an Event of Default if such action is taken or such condition exists.

    8.13 Interest Rate Limitation. Notwithstanding any provision of this Agreement, the Security Documents or the Notes, in no event shall the amount of interest paid or agreed to be paid by the Borrowers exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, any Security Document or the Notes at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to the Banks and the Agent have been paid in full.

    8.14 Joint and Several Obligations; Contribution Rights; Savings Clause.

         (a) Notwithstanding anything to the contrary set forth herein or in any Note, the obligations of the Borrowers hereunder and under the Notes are joint and several.

         (b) If any Borrower makes a payment in respect of the indebtedness, obligations and liabilities of the Borrowers to the Agent or any Bank under this Agreement and the Notes (collectively, the "Bank Obligations"), it shall have the rights of contribution set forth below against the other Borrowers; provided that such Borrower shall not exercise its right of contribution until all the Bank Obligations have been paid in full. If any Borrower makes a payment in respect of the Bank Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Borrowers an amount such that the net payments made by the Borrowers in respect of the Bank Obligations shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. If any Borrower receives any payment that is greater in proportion to the amount of its Payment Share than the payments received by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Borrowers an amount such that the payments received by the Borrowers shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Borrower that shall accrue pursuant to this paragraph shall be paid nor shall it be deemed owed pursuant to this paragraph until all of the Bank Obligations shall be paid in full.

         For purposes hereof, the "Payment Share" of each Borrower shall be the sum of (i) the aggregate proceeds of the Bank Obligations received by such Borrower (and, if received subject to a repayment obligation, remaining unpaid on the Determination Date (as hereinafter defined)), plus (ii) the product of
(A) the aggregate Bank Obligations remaining unpaid on the date such Bank Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date"), reduced by the amount of such Bank Obligations attributed to Borrowers pursuant to clause (i) above, times (B) a fraction, the numerator of which is such Borrower's net worth on the effective date of this Agreement, and the denominator of which is the aggregate net worth of all Borrowers on such date.

         (c) It is the intent of each Borrower, the Agent and the Banks that each Borrower's maximum Bank Obligations shall be in, but not in excess of:

             (i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

             (ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

             (iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

    8.15 Consents to Renewals, Modifications and Other Actions and Events. This Agreement and all of the obligations of the Borrowers hereunder shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (a) any amendment, assignment, transfer, modification of or addition or supplement to the Bank Obligations, this

Agreement or any Note; (b) any extension, indulgence, increase in the Bank Obligations or other action or inaction in respect of this Agreement, the Security Documents or the Notes or otherwise with respect to the Bank Obligations, or any acceptance of security for, or guaranties of, any of the Bank Obligations, or any surrender, release, exchange, impairment or alteration of any such security of guaranties, including, without limitation, the failing to perfect a security interest in any such security or abstaining from taking advantage or of realizing upon any guaranties or upon any security interest in any such security; (c) any default by any Borrower under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, this Agreement, the Security Documents or the Notes; (d) any waiver by the Banks or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by this Agreement, the Security Documents or the Notes, any guaranties or otherwise with respect to the Bank Obligations; (e) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement, the Security Documents or the Notes;
(f) any sale, lease, transfer or other disposition of the assets of any Borrower or any consolidation or merger of any Borrower with or into any other person, corporation, or entity, or any transfer or the disposition by any Borrower or any other holder of any shares of capital stock of any Borrower; (g) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting any Borrower; (h) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition under any of the Bank Obligations or contained in this Agreement, the Security Documents or the Notes by operation of law, or (i) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements and duties of any Borrower hereunder, including without limitation any act or omission by the Agent or any Bank or any other person which increases the scope of such Borrower's risk; and in each case described in this paragraph whether or not any Borrower shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each Borrower. Each Borrower warrants to the Banks that it has adequate means to obtain from each other Borrower on a continuing basis information concerning the financial condition and other matters with respect to the Borrowers and that it is not relying on the Agent or the Banks to provide such information either now or in the future.

    8.16 Waivers, Etc. Each Borrower unconditionally waives: (a) notice of any of the matters referred to in Section 8.15 above; (b) all notices which may be required by statute, rule or law or otherwise to preserve any rights of the Agent or any Bank, including, without limitation, presentment to and demand of payment or performance from the other Borrowers and protest for non-payment or dishonor; (c) any right to the exercise by the Agent or any Bank of any right, remedy, power or privilege in connection with this Agreement, the Security Documents or the Notes; (d) any requirement that the Agent or any Bank, in the event of any default by any Borrower, first make demand upon or seek to enforce remedies against, such Borrower or any other Borrower before demanding payment under or seeking to enforce this Agreement, the Security Documents or the Notes against any other Borrower; (e) any right to notice of the disposition of any security which the Agent or any Bank may hold from any Borrower or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (f) all errors and omissions in connection with the Agent or any Bank's administration of any of the Bank Obligations, this Agreement or the Notes, or any other act or omission of the Agent or any Bank which changes the scope of the Borrower's risk. The obligations of each Borrower hereunder shall be complete and binding forthwith upon the execution of this Agreement and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.

         8.17 WAIVER OF JURY TRIAL. EACH OF THE AGENT, THE BANKS AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NONE OF THE AGENT, THE BANKS OR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE AGENT, ANY BANK OR ANY BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

               [THIS REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                        OWOSSO CORPORATION, DWZM, INC.,
                                        THE LANDOVER COMPANY, MOTOR
                                        PRODUCTS-OWOSSO CORPORATION,
                                        SNOWMAX, INCORPORATED, MOTOR
                                        PRODUCTS-OHIO CORPORATION,
                                        GBMC, INC., STATURE ELECTRIC, INC.,
                                        OWOSSO MOTOR GROUP, INC.,
                                        ASTRO AIR ACQUISITION CORPORATION,
                                        SOONER TRAILER MANUFACTURING CO.,
                                        M.H. RHODES, INC. and ASTRO AIR
                                        UK HOLDINGS, INC.

                                        By: \s\ John H. Wert, Jr.
                                            -----------------------------------
                                            John H. Wert, Jr.

                                        Senior Vice President - Finance & Chief
                                        Financial Officer of Owosso Corporation,
                                        Assistant Secretary & Treasurer of Astro
                                        Air Acquisition Corporation, and
                                        Secretary & Treasurer of all such other
                                        Borrowers


                                        AHAB INVESTMENT COMPANY


                                        By: \s\ Norman J. Shuman
                                            -----------------------------------
                                        Its:    Vice-President
                                            -----------------------------------
                                       55

Address for Notices:                    NBD BANK, individually and as Agent

611 Woodward Avenue
Detroit, Michigan  48226
Attention:  William C. Goodhue          By: \s\ William C. Goodhue
                                            -----------------------------------
Facsimile No.: (313) 225-2290          Its:    First Vice-President
                                            -----------------------------------

Commitment Amount: $35,000,000

Percentage of
 Total Commitments: 63.6363636%


Address for Notices:                    PNC BANK, NATIONAL ASSOCIATION

Suite 200
1000 Westlakes Drive                    By: \s\ Charlene C. Massih
                                            -----------------------------------
Berwyn, Pennsylvania 19312              Its:     Vice-President
Attention:  Charlene Massih                 -----------------------------------

Facsimile No.: (610) 640-4914

Commitment Amount: $20,000,000

Percentage of
  Total Commitments: 36.3636364%


Total Commitment Amount
  of all Banks: $55,000,000

                                       56